Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Nu Skin Enterprises, Inc. of our report dated February 11, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Nu Skin Enterprises, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
February 11, 2021